UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

EXPLANATORY NOTE

Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) is filing this Amended Form 8-K (“Form 8-K/A”) to correct the disclosures in the Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on February 9, 2021 (the “Original Report”). Certain changes were made to the terms of the Settlement Agreement and New EM3 License (each as defined below), prior to the execution thereof, and prior to the filing of the Original Report, which changes were inadvertently not updated in the disclosure of such agreements in the body of the Original Report or in the exhibits attached as Exhibit 10.1 and 10.2 to the Original Report. This Form 8-K/A amends and restates the Original Report in its entirety to correct such errors and to include the versions of Exhibit 10.1 and 10.2 hereto in the forms executed by the parties.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, effective November 15, 2019, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) and Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company (“TMDI”), entered into a sublicense agreement (the “Sublicense Agreement”) whereby the Company acquired a sublicense from TMDI to use certain technology regarding metered-dose inhalers (MDI) that TMDI had licensed from EM3 Methodologies, LLC (“EM3”). Specifically, TMDI sublicensed the Company the exclusive rights to research, develop, make, have made, use, offer to sell, sell, export, and/or import and commercialize, the ‘Desirick Procedure’, which is a proprietary process owned by EM3 for producing MDI using hemp (and other) derivatives in the States of Texas, California, Florida and Nevada, pursuant to an Exclusive License Agreement dated October 1, 2019, by and between TMDI and EM3 (the “EM3 Exclusive License”). Pursuant to the Sublicense Agreement, the Company obtained substantially the same rights that TMDI had under the EM3 Exclusive License, as to the use of the ‘Desirick Procedure’ for the manufacturing of pressured MDI’s (pMDI) containing hemp extract or hemp isolates or a combination thereof in any legal jurisdiction in consideration for 140,000,000 shares of the Company’s common stock (issued to TMDI in November 2019).

The term of the Sublicense Agreement was from November 15, 2019, until the expiration of the EM3 Exclusive License Agreement. Pursuant to an amendment to the EM3 Exclusive License Agreement entered into in June 2020, all improvements to the ‘Desirick Procedure’ created by TMDI during the term of such agreement belonged to TMDI, in consideration for 100,000 shares of the Company’s common stock, issuable to the principal of EM3 (the “First Amendment”).

During the term of the Sublicense Agreement, the Company was required to advance payments to TMDI that TMDI was required to make to EM3, pursuant to the EM3 Exclusive License Agreement. Accordingly, the Company had an obligation to advance TMDI an amount of $200,000 as a license fee covering the first two years of the Sublicense Agreement and to pay an additional $200,000 each 2 years thereafter (unless at least 100,000 MDI consumables are purchased from EM3 for use in such states during the preceding year). The Company partially satisfied this obligation by making an equipment purchase on behalf of TMDI of $135,000 and agreed to pay the remaining license fee of $65,000 in cash within 24 months.

On February 9, 2021, the Company entered into a Settlement and Mutual Release Agreement dated February 2, 2021 (the “Settlement Agreement”) with TMDI, Diamond Head Ventures, LLC, an entity owned and controlled by Mr. Schmidt and a predecessor to TMDI (“Diamond Head”), EM3, the owner of EM3, Richard Adams (“Adams”) and Holly Brothers Pictures, LLC, an entity co-owned by Mr. Schmidt and Mr. Adams (“Holly”). The Settlement Agreement was entered into in order to settle certain disputes which had arisen between the parties relating to the Sublicense Agreement, EM3 Exclusive License, and related agreements. Pursuant to the Settlement Agreement, the parties agreed to (a) terminate the Sublicense Agreement, EM3 Exclusive License, and a separate Sales and Licensing Agreement dated November 21, 2018, pursuant to which EM3 agreed to sell certain consumables to Diamond Head and provide a license to use certain intellectual property in connection therewith; (b) Adams agreed that the Company was no longer required to issue him 100,000 shares of the Company’s common stock, which were to be issued to him pursuant to the terms of the First Amendment (which have not been issued to date); (c) EM3 and Adams agreed to enter into a new Exclusive License Agreement with the Company (discussed below); (d) each of the parties to the Settlement Agreement, other than the Company, agreed that the Company was the rightful owner of all improvements to the Licensed IP (as defined below), which was created by TMDI, Diamond Head or the Company, prior to, and after the date of the parties’ entry into the Settlement Agreement; (e) Holly Brothers agreed to transfer to Adams ownership of a touring coach; and (f) each of TMDI, Diamond Head and the Company provided a general release to EM3 and Adams and EM3 and Adams provided a general release to each of TMDI, Diamond Head, and each of their officers, directors and related parties. As a result of the release, the Company no longer owes TMDI (or EM3) any license fees under the Sublicense Agreement or EM3 Exclusive License (including, but not limited to the $65,000 previously owed under the terms of the Sublicense Agreement, which amount was previously accrued).

Also, on February 9, 2021, as a required term and condition of the Settlement Agreement, the Company, EM3, and Adams entered into a new Exclusive License Agreement dated February 9, 2021 (the “New EM3 License”). Pursuant to the New EM3 License, EM3 provided us a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related consumables (cans, valves, and actuators), filling equipment for pressurized MDIs (pMDIs), and/or plastic testing vials and training, support or maintenance thereon of any combination thereof, and all intellectual property of EM3 relating to the foregoing (collectively, the “Licensed IP”), on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions), and on a non-exclusive basis throughout the rest of the world, in consideration for $10. The New EM3 License provides our right of ownership of any improvements to the Licensed IP, requires EM3 to indemnify us against any claims associated with EM3’s breach of the agreement (including in the event any third-party claims to own the Licensed IP), and contains non-circumvention provisions. The New EM3 License continues in place until such time, if ever, as we terminate the agreement. In the event we terminate the New EM3 License, we are provided the non-exclusive license to use the Licensed IP throughout the world for so long as we continue to manufacture and distribute products.

As a result of the Settlement Agreement and the New EM3 License, we no longer owe any obligations to TMDI or EM3 (other than the $10 and other consideration already paid) and have a royalty-free, perpetual exclusive license applicable to Texas, California, Florida, and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions) from EM3 to research, develop, make, have made, use, offer to sell, contract fill, export and/or import and commercialize the Licensed IP, which enables the production of a so-called metered-dose inhaler using hemp cannabinoid derivatives under the RxoidTM and/or nhāler brands or on a white label basis.

The description of the Settlement Agreement and New EM3 License above is not complete, and is qualified in its entirety by the full text of such Settlement Agreement and New EM3 License, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01 above, which information is incorporated by reference into this Item 1.02, in connection with the entry into the Settlement Agreement, we and TMDI terminated the Sublicense Agreement, which agreement was replaced by the New EM3 License, directly between us and EM3, also as discussed in greater detail above under Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(e)

As previously disclosed in the Definitive Information on Schedule 14C which we filed with the Securities and Exchange Commission on December 31, 2020 (the “Information Statement”), on December 29, 2020, the Board of Directors of the Company adopted, subject to the ratification by the majority shareholders, which ratification occurred pursuant to a written consent without a meeting of the majority stockholders of the Company, effective on December 30, 2020 (the “Majority Stockholder Consent”), and the effectiveness of such plan in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Company’s 2020 Equity Incentive Plan (the “Plan”). The 2020 Plan will become effective on February 13, 2021, forty days after the date the Information Statement was made available to stockholders, pursuant to the terms of the Majority Stockholder Consent.

The material terms of the Plan were described in the Information Statement (under the caption “The Company’s 2020 Equity Incentive Plan”). The Plan will provide an opportunity for any employee, officer, director, or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is the sum of (i) 25,000,000 shares, and (ii) an annual increase on March 1st of each calendar year, beginning in 2022 and ending in 2030, in each case subject to the approval of the Board of Directors or the compensation committee of the Company (if any) on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; (B) twenty-five million (25,000,000) shares of common stock; and (C) such smaller number of shares as determined by the Board of Directors or compensation committee of the the Company (if any)(the “Share Limit”), also known as an “evergreen” provision. Notwithstanding the foregoing, shares added to the Share Limit are available for issuance as incentive stock options only to the extent that making such shares available for issuance as incentive stock options would not cause any incentive stock option to cease to qualify as such. In the event that the Board of Directors or the compensation committee (if any) does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, no more than 250,000,000 incentive stock options may be granted pursuant to the terms of the 2020 Plan.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.3 and is incorporated by reference into this Item 5.02.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As described in Item 8.01 below, on February 3, 2021, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics.

The Code of Business Conduct and Ethics applies to all officers, directors, and employees and includes compliance and reporting requirements, procedures for conflicts of interest, public disclosures, requirements for the compliance with laws, rules, and regulations, and requirements relating to employment practices, duties relating to corporate opportunities, confidentiality, fair dealing, and the use of Company assets.

We intend to disclose any amendments or future amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such a case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees.

Item 8.01.	Other Events.

Effective on November 30, 2020, the Company acquired 100% of Rxoid Health Solutions, LLC (“Rxoid Health”), a Texas limited liability company, pursuant to a Membership Interest Purchase Agreement entered into with TMDI, which previously owned such entity, for $100. Rxoid Health owns the right to the RxoidTM and the nhālerTM brand names, which as of November 30, 2020, is owned and controlled by the Company, and no longer licensed from TMDI. RxoidTM Health will be the holding company that will own all intellectual property of the Company, including, but not limited to, that being developed under its isolate operations previously acquired from Razor Jacket, LLC. The acquisition was completed pursuant to a Membership Interest Purchase Agreement by and between the sole member of Rxoid Health Solutions, LLC, and the Company, dated November 30, 2020, a copy of which is attached hereto as Exhibit 2.1.

On February 3, 2021, the Board of Directors of the Company adopted (a) Charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Company; (b) a Code of Business Conduct and Ethics; and (c) a Whistleblower Protection Policy, copies of which are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
2.1*	Membership Interest Purchase Agreement by and between the sole member of Rxoid Health Solutions, LLC, and Rapid Therapeutic Science Laboratories, Inc., dated November 30, 2020
10.1**

Settlement and Mutual Release Agreement dated February 2, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., Texas MDI, Inc. (formerly Texas MDI, LLC), Diamond Head Ventures, LLC, EM3 Methodologies, LLC, and Richard Adams and Holly Brothers Pictures, LLC

10.2**	Exclusive License Agreement dated February 2, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., EM3 Methodologies, LLC, and Richard Adams
10.3*	Rapid Therapeutic Science Laboratories, Inc. 2020 Equity Incentive Plan
14.1*	Code of Ethics
99.1*	Charter of the Audit Committee
99.2*	Charter of the Compensation Committee
99.3*	Charter of the Nominating and Corporate Governance Committee
99.4*	Whistleblower Protection Policy

* Filed as exhibits to the Original Report.

** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: February 12, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer